UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Mural Oncology plc

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee previously paid with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MURAL ONCOLOGY PLC

Ten Earlsfort Terrace

Dublin 2

D02 T380

Ireland

**** IMPORTANT REMINDER TO VOTE YOUR SHARES AT BOTH SPECIAL MEETINGS****

Dear Mural Shareholder,

This letter is a reminder that a Scheme Meeting and an Extraordinary General Meeting of Mural Oncology plc (“Mural”) will be held on Friday, October 24, 2025 at the offices of Arthur Cox LLP at Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland. The Scheme Meeting will begin at 10:30 a.m. Irish local time and the Extraordinary General Meeting will begin at 10:45 a.m. Irish local time (or, if the Scheme Meeting has not concluded by 10:45 a.m. Irish local time, as soon as possible after the conclusion of the Scheme Meeting).

Because the Scheme Meeting and the Extraordinary General Meeting are two, separate special meetings of shareholders, Mural shareholders are being asked to vote twice. That means a Mural Shareholder who wishes to vote by mailing back a proxy card must complete and mail two proxy cards – the proxy card for the Scheme Meeting and the proxy card for the Extraordinary General Meeting – to ensure the shareholder’s votes for both meetings are recorded. Similarly, a Mural Shareholder, who wishes to vote by telephone or over the Internet must vote following the instructions on both the proxy card for the Scheme Meeting and the proxy card for the Extraordinary General Meeting to ensure the shareholder’s votes for both meetings are recorded.

YOUR VOTES ARE IMPORTANT! Please be sure to vote on the proposals for consideration at both the Scheme Meeting and the Extraordinary General Meeting no later than 11:59 p.m. Irish local time (6:59 p.m. U.S. Eastern Time) on October 23, 2025 to be counted at the special meetings.

If you have already submitted your votes for both special meetings, we would like to thank you for your votes.

The proxy materials previously sent by Mural to you on or about September 23, 2025 contain important information regarding the proposals that you and other shareholders are being asked to consider. Mural strongly encourages each shareholder to read this letter and the materials previously circulated carefully and in their entirety. If you have any questions regarding the proposals, or need assistance with voting, you may reach Mural’s proxy solicitor, toll free at 800-322-2885 or by email at proxy@mackenziepartners.com.

We appreciate your ongoing support for Mural.

Sincerely,

/s/ Caroline Loew

Caroline Loew, Ph.D.

Chief Executive Officer

Tel: +353 1 920 1000

Email: ir@muraloncology.com

IMPORTANT NOTICES

No Offer or Solicitation

This communication is for information purposes only and is not intended to, and does not, constitute or form part of any recommendation or offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any proxy, vote or approval in any jurisdiction, whether pursuant to this communication or otherwise. The distribution of this communication in jurisdictions outside Ireland or the United States may be restricted by law and therefore persons into whose possession this communication comes should inform themselves about, and observe, such restrictions. Any failure to comply with the restrictions may constitute a violation of the securities law of any such jurisdiction.

The Acquisition will be made solely by means of a Proxy Statement distributed to Mural’s shareholders and containing a description of the Scheme (the “Scheme”) and the full terms and conditions of the Acquisition, including details of how Mural Shareholders may vote in respect of the Acquisition. Any decision in respect of, or other response to, the Acquisition, should be made only on the basis of the information contained in the Proxy Statement and the Scheme. Capitalized terms used but not defined herein are as defined in the Proxy Statement.

This communication does not constitute a prospectus or a prospectus equivalent document.

Important Additional Information and Where to Find It

In connection with the Acquisition, Mural has filed with the Securities and Exchange Commission (the “SEC”) a Proxy Statement relating to the Scheme Meeting and the Extraordinary General Meeting (which includes the Scheme). The definitive Proxy Statement has been sent to Mural Shareholders as of the record date for voting at the Scheme Meeting and Extraordinary General Meeting. This communication is not a substitute for the Proxy Statement or any other document that Mural may file with the SEC or send to its shareholders in connection with the Acquisition. BEFORE MAKING ANY VOTING DECISION, HOLDERS OF MURAL SHARES ARE URGED TO READ THE PROXY STATEMENT (INCLUDING THE SCHEME) ANY AMENDMENTS OR SUPPLEMENTS THERETO AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE ACQUISITION, INCLUDING ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ACQUISITION, THE PARTIES TO THE SCHEME AND RELATED MATTERS.

Any vote in respect of the resolutions proposed at the Scheme Meeting or the Extraordinary General Meeting to approve the Acquisition, the Scheme or related matters, or other responses in relation to the Acquisition, should be made only on the basis of the information contained in the Proxy Statement (including the Scheme).

The Proxy Statement, as well as Mural’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at Mural’s website https://ir.muraloncology.com/.

Mural Shareholders can also obtain, without charge, a copy of the Proxy Statement (including the Scheme) and other relevant documents (when available) by directing a written request to Mural, Attn: Chief Legal Officer, Mural Oncology plc, Ten Earlsfort Terrace, D02 T380, Dublin 2, Ireland or by phone to +353 1 920 1000 or by contacting Investor Relations, via email at ir@muraloncology.com.

Participants in the Solicitation

Mural and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Mural Shareholders in connection with the Acquisition and any other matters to be voted on at the Scheme Meeting or the Extraordinary General Meeting. Information about the directors and executive officers of Mural, including a description of their direct or indirect interests, by security holdings or otherwise, in the Acquisition is set forth in the Proxy Statement (which contains the Scheme) related to the Acquisition and other relevant materials to be filed with the SEC in connection with the Acquisition. Additional information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of Mural Shareholders, is set forth in Mural’s definitive proxy statement on Schedule 14A for its 2025 annual general meeting of shareholders, dated and filed with the SEC on April 28, 2025. You may obtain free copies of these documents using the sources indicated above.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this communication regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Mural, XOMA Royalty Corporation (“XOMA Royalty”) or XRA 5 Corp. (“Sub”). Forward-looking statements are intended to be identified by words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “believe”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. Forward-looking statements include but are not limited to statements regarding Mural, XOMA Royalty and Sub’s intention to consummate the Acquisition, the approval of the Acquisition by Mural Shareholders, the payment of any Additional Price Per Share to Mural Shareholders, and the expected timing of the closing of the Acquisition.

These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results to be materially different from those expressed or implied by such forward-looking statements. Risks and uncertainties that may cause actual results to differ from expectations include: uncertainties as to the timing and completion of the Scheme Meeting and Extraordinary General Meeting; uncertainties as to the approval by Mural Shareholders of the required resolutions at the Scheme Meeting or the Extraordinary General Meeting; the possibility that closing conditions for the Acquisition may not be satisfied or waived, including the failure to receive sanction of the Scheme by the High Court; risks that ongoing costs to Mural will result in Mural’s Closing Net Cash on the Closing Net Cash Date not exceeding the Estimated Closing Net Cash, which will mean that no Additional Price Per Share is paid to Mural Shareholders; the other risks and uncertainties pertaining to Mural’s business, including those described in Mural’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, as well as Mural’s subsequent filings with the SEC, including the Proxy Statement; and the other risks and uncertainties related to XOMA Royalty, including those described in more detail in XOMA Royalty’s most recent Quarterly Report on Form 10-Q and its other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date when made. All subsequent oral or written forward-looking statements attributable to Mural, XOMA Royalty or Sub or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above.

None of Mural, XOMA Royalty or Sub undertake any obligation to update or revise the forward-looking statements contained in this communication, whether as a result of new information, future events or otherwise, except to the extent legally required.

Responsibility

The Directors of Mural accept responsibility for the information contained in this communication. To the best of their knowledge and belief (having taken all reasonable care to ensure such is the case), the information contained in this communication is in accordance with the facts and does not omit anything likely to affect the import of such information.

Disclosure Requirements of the Irish Takeover Rules

Under Rule 8.3(a) of the Irish Takeover Rules, any person who is “interested” (directly or indirectly) in 1% or more of any class of “relevant securities” of Mural must make an “opening position disclosure” by no later than 3:30 p.m. (U.S. Eastern Time) on the tenth “business day” following the commencement of the “offer period”. An “opening position disclosure” must contain the details specified in Rule 8.6(a) of the Irish Takeover Rules, including details of the person’s interests and short positions in any “relevant securities” of Mural. Relevant persons who deal in any “relevant securities” of Mural prior to the deadline for making an “opening position disclosure” must instead make a dealing disclosure as described below. Under Rule 8.3(b) of the Irish Takeover Rules, any person who is, or becomes, “interested” (directly or indirectly) in 1% or more of any class of “relevant securities” of Mural must disclose all “dealings” in such “relevant securities” during the “offer period”. The disclosure of a “dealing” in “relevant securities” by a person to whom Rule 8.3(b) applies must be made by no later than 3:30 p.m. (U.S. Eastern Time) on the “business day” following the date of the relevant “dealing”. A dealing disclosure must contain the details specified in Rule 8.6(b) of the Irish Takeover Rules, including details of the dealing concerned and of the person’s interests and short positions in any “relevant securities” of Mural. All “dealings” in “relevant securities” of Mural by a bidder, or by any party acting in concert with a bidder, must also be disclosed by no later than 12 noon (U.S. Eastern Time) on the “business day” following the date of the relevant “dealing”. If two or more persons co-operate on the basis of an agreement, either express or tacit, either oral or written, to acquire an “interest” in “relevant securities” of Mural, they will be deemed to be a single person for the purpose of Rule 8.3(a) and (b) of the Irish Takeover Rules. A disclosure table, giving details of the companies in whose “relevant securities” opening position disclosures and dealing disclosures should be made, can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie. “Interests in securities” arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an “interest” by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities. Terms in quotation marks in this section are defined in the Irish Takeover Rules, which can also be found on the Irish Takeover Panel’s website. If you are in any doubt as to whether or not you are required to disclose a “dealing” under Rule 8, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020.

Right to Receive Documents in Hard Copy Form

Persons who receive a copy of this communication in electronic form, may request a hard copy of this communication by contacting Mural’s Investor Relations team by email at ir@muraloncology.com or by mail to Investor Relations Team, Mural Oncology plc, Ten Earlsfort Terrace, D02 T380, Ireland or by contacting +1 781-614-0100 between 9.00 a.m. and 5.00 p.m. (U.S. Eastern Time), Monday to Friday (excluding public holidays). For persons who receive a copy of this communication in electronic form, a hard copy of this communication will not be sent unless so requested. Such persons may also request that all future documents, announcements and information in relation to the Acquisition are sent to them in hard copy form.

Publication on Website

This communication will be available on Mural’s website by no later than 12 noon (U.S. Eastern Time) on the business day following publication of this communication. The content of the website referred to in this communication is not incorporated into, and does not form part of, this communication.